UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2026

All In FutureTech Alliance, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500

New York, New York 10151

(Address of principal executive offices, including zip code)

(646) 768-4240

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIFA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2026, All In FutureTech Alliance, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) at which the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a ratio in the range of 1-for-2 to 1-for-25, with such ratio to be determined in the discretion of the Board of Directors of the Company (the “Board”) and with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

On June 1, 2026, the Board approved an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock at the reverse split ratio of 1-for-6 (the “Reverse Stock Split”). Accordingly, on June 11, 2026, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Amendment was effective at 5:01 p.m. Eastern Time on June 11, 2026 (the “Effective Time”).

The Amendment provides that, at the Effective Time, every six (6) shares of the issued and outstanding Common Stock was automatically combined into one issued and outstanding share of Common Stock, without any change in par value per share. As a result of the Reverse Stock Split, proportionate adjustments were made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options and restricted stock units, which results in a proportional decrease in the number of shares of the Common Stock reserved for issuance upon exercise or vesting of such stock options and restricted stock units, and, in the case of stock options, a proportional increase in the exercise price of all such stock options.

No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split were rounded up to the nearest whole share. The Reverse Stock Split affects all stockholders proportionately and did not affect any stockholder’s percentage ownership of the Common Stock (except to the extent that the Reverse Stock Split results in any stockholder owning only a fractional share).

The Common Stock began trading on The Nasdaq Stock Market on a split-adjusted basis when the market opens on June 12, 2026. The new CUSIP number for the Common Stock following the Reverse Stock Split is 019170 208.

The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of All In FutureTech Alliance, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL IN FUTURETECH ALLIANCE, INC.

Date: June 15, 2026	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer